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                                                                     EXHIBIT 5.1

                     [Letterhead of Schiff Hardin & Waite]


Frederick L. Hartmann
(312) 258-5656




May 12, 1998


Newell Co.
Newell Center
29 East Stephenson Street
Freeport, IL  61032

Ladies and Gentlemen:


                  We have acted as special counsel to Newell Co., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (File No. 333-47261) (the "Registration Statement") filed by the Company and Newell Financial Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), (i) by the Trust of 10,000,000 of its 5 1/4% Convertible Quarterly Income Preferred Securities (the "Preferred Securities"); (ii) by the Company of its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Preferred Securities pursuant to the Preferred Securities Guarantee Agreement dated as of December 12, 1997 (the "Guarantee Agreement") between the Company and The Chase Manhattan Bank, as trustee (the "Guarantee Trustee"); (iii) by the Company of $500,000,000 aggregate principal amount of its 5 1/4% Convertible Subordinated Debentures due December 1, 2027 (the "Subordinated Debentures") and (iv) by the Company of 9,865,000 shares of common stock of the Company, par value $1.00 per share (including purchase rights to buy Series B Preferred Stock of the Company) ("Company Common Stock"), which are issuable upon conversion of the Debentures and such indeterminate number of shares of Company Common Stock as may be issuable upon conversion as a result of certain anti-dilution provisions.


                  The Preferred Securities were issued pursuant to the Amended and Restated Declaration of Trust of the Trust, dated as of December 12, 1997 (the "Trust Agreement"), among C.R. Davenport, Brett E. Gries, and Ronn L. Claussen, as Administrative Trustees, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and the Company, as Depositor. The Debentures were issued pursuant to the Indenture, dated as of December 12, 1997 (the "Indenture"), between The Chase Manhattan Bank, as trustee (the "Indenture Trustee"), and the Company.

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                  This opinion is being furnished in accordance with the
requirements of Item 601(b)(5) of Regulation S-K under the Act.

                  We have reviewed (i) the Registration Statement and the exhibits thereto, including the preliminary prospectus in the Registration Statement; (ii) executed copies of the Registration Rights Agreement, dated as of December 12, 1997 (the "Registration Rights Agreement"), among the Company, the Trust and Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Robert W. Baird & Co. Incorporated, Bear, Sterns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Initial Purchasers"); (iii) executed copies of the Indenture; (iv) the form of the Preferred Securities and a specimen certificate thereof; (v) the form of the Debentures and a specimen certificate thereof; (vi) the Guarantee Agreement; and (vii) executed copies of the Trust Agreement. We have also reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Restated Certificate of Incorporation, the Company's By-Laws, as amended, and corporate records of the Company and certain of its subsidiaries, and certificates of officers of the Company and of public officials, and have reviewed and considered such other matters and such questions of law as we have deemed necessary or advisable for the purpose of rendering this opinion. The documents referred to in clauses
(ii), (iii), (vi) and (vii) are hereinafter referred to as the "Operative Documents".

                  We have assumed the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, the genuineness of all signatures and the legal capacity of all natural persons. We also have assumed that (i) the Registration Rights Agreement has been duly and validly authorized, executed and delivered by, and is the legally binding obligation of each of the Initial Purchasers and (ii) each of the Guarantee, the Debentures, the Indenture, the Trust Agreement and the Preferred Securities has been duly and validly authorized, executed and delivered by the Guarantee Trustee, the Indenture Trustee, the Property Trustee, the Administrative Trustees and the Delaware Trustee, and the Property Trustee, respectively. We have also assumed that the execution and delivery by the Company of the Guarantee Agreement, the Indenture and the Convertible Subordinated Debentures and the performance of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Restated Certificate of Incorporation or the By-Laws, as amended, of the Company or the Operative Documents), (ii) any law, rule, or regulation to which the Company is subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Delaware Business Trust Act, the Delaware General Corporation Law (the "DGCL") or those laws, rules and regulations of the State of Illinois, the State of New York and the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Operative Documents, but without our having made any special investigation concerning any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

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                  Based upon and subject to the foregoing, we are of the opinion that:
                  1. The Company is a corporation validly existing under and by virtue of the laws of the State of Delaware.

                  2. The Guarantee Agreement has been duly authorized, executed and delivered by the Company, and is a valid, legal and binding agreement of the Company in favor of the holders of Preferred Securities, enforceable against the Company in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting enforcement of creditors' rights generally, or by general equity principles, regardless of whether enforcement is considered in a proceeding in equity or at law).

                  3. The Debentures have been duly authorized, executed, issued and delivered by the Company, and constitute valid, legal and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting enforcement of creditors' rights generally, or by general equity principles, regardless of whether enforcement is considered in a proceeding in equity or at law).

                  4. The shares of Company Common Stock initially issuable upon conversion of the Debentures have been duly authorized and reserved for issuance by the Company and, if and when issued, upon conversion of the Debentures in accordance with the provisions of the Indenture, at conversion prices at or in excess of the par value of such shares of Company Common Stock, such shares of Company Common Stock will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinions" in the prospectus included therein.


                                               Very truly yours,

                                               SCHIFF HARDIN & WAITE



                                               By: /s/ Frederick L. Hartmann
                                                  ---------------------------
                                                   Frederick L. Hartmann